EXHIBIT A
                       CONSOLIDATED-TOMOKA LAND CO.
                         AUDIT COMMITTEE CHARTER

ROLE AND PURPOSE
----------------
There shall be a committee of the Board of Directors to be known as the "Audit Committee." The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company's independent auditor, (4) the Company's systems of internal controls regarding finance and accounting established by management and the Board, and (5) the Company's auditing, accounting and financial reporting processes generally. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditors and management. The Company's independent auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.

COMPOSITION
-----------
Members of the Audit Committee shall be elected annually by the full board and shall hold office until the earlier of (1) the election of their respective successors, (2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term, or death), or (3) their resignation from the Committee. The chairperson of the Committee may be selected by the Board of Directors or, if it does not do so, the Committee members may elect a chairperson by vote of a majority of the full Committee.

The Audit Committee shall be composed entirely of independent directors. The membership of the Committee shall consist of at least three directors, each of whom shall satisfy the independence, financial literacy and experience requirements of the Securities Exchange Act of 1934 and the American Stock Exchange, as in effect from time to time. The chairperson of the Committee shall satisfy the financially sophistication requirements of the American Stock Exchange. At least one member of the committee shall be an "audit committee financial expert" (as such term may be defined by the Securities and Exchange Commission).

AUTHORITY AND RESOURCES
-----------------------
The Committee has the sale authority to hire and fire independent auditors and to approve any significant non-audit relationship with the independent auditors.

The Committee shall have the authority to retain outside legal, accounting or other advisors, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any independent legal, accounting or other advisors retained to advise the Committee.


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AUTHORITY AND RESOURCES (CONTINUED)
-----------------------------------
The Committee shall preapprove all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in the Securities Exchange Act of 1934 and the rules promulgated thereunder which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

DUTIES AND RESPONSIBILITIES
---------------------------
In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee's duties and responsibilities shall be to:

      Financial Statement and Disclosure Matters
      ------------------------------------------
      * Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor.

      * Periodically discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information, any major issues as to the adequacy of the Company's internal control over financial reporting and any special steps adopted in light of material control deficiencies.

      * Review and discuss with management and the independent auditor management's report on internal control over financial reporting and the independent auditor's attestation report on management's assessment of the Company's internal control over financial reporting prior to the filing of the Company's Form 10-K.

      * Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.



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DUTIES AND RESPONSIBILITIES (CONTINUED)
---------------------------------------
      * Discuss with the independent auditor the following matters:

            * Methods used to account for significant unusual
              transactions.
            * Effects of significant accounting policies in
              controversial or emerging areas for which there is a lack of authoritative guidance or consensus.
            * Processes used by management in formulating particularly sensitive accounting estimates and the basis for the independent auditor's conclusions regarding the reasonableness of those estimates.
            * Material audit adjustments proposed and immaterial
              adjustments not recorded by management.
            * Auditor's judgments about the quality of the Company's
              accounting principles.
            * Disagreements with management over the application of
              accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.
            * All critical accounting policies and practices used.
            * All alternative accounting and disclosure treatments of
              material financial information within generally accepted accounting principles (GAAP) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor.
            * Other material written communications between the
              independent auditor and management.

      * Periodically discuss with management and the independent auditor the quality and adequacy of the Company's internal control over financial reporting, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

      * Review with the independent auditor and management the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

       OVERSIGHT OF RELATIONSHIP WITH INDEPENDENT AUDITOR
       --------------------------------------------------
      * Be directly responsible for the selection and appointment, retention, compensation, termination and oversight of the work of the Company's independent auditor, including the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting.

      * On an annual basis, review and discuss with the independent auditor all relationships between the independent auditor and the Company in order to evaluate the independent auditor's continued independence. The Committee shall ensure annual receipt of a formal written statement from the independent auditor consistent with the standards set by the Independence Standards Board and shall discuss with the independent auditor all relationships or services that may affect auditor independence or objectivity.

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DUTIES AND RESPONSIBILITIES (CONTINUED)
---------------------------------------
      OVERSIGHT OF RELATIONSHIP WITH INDEPENDENT AUDITOR (CONTINUED)
      --------------------------------------------------------------
      * Review all reports required to be submitted by the independent auditor to the committee under the Securities Exchange Act of 1934.

      * Evaluate the independent auditor's qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of management, and present its conclusions with respect to the independent auditor to the full Board of Directors.

      * Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      GENERAL
      -------
      * Provide an open avenue of communication between the independent auditor, management and the Board of Directors.

      * Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

      * Recommend to the Board of Directors policies for the Company's hiring of current or former employees of the independent auditor.

      * Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      * Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other committee reports required by applicable securities laws or stock exchange listing requirements or rules.

      * Oversee all related party transactions entered into by the Company to the extent required by the rules of the American Stock Exchange.

      * Meet as circumstances require, but at least on a quarterly basis.

      * Report regularly to the Board of Directors, by means of written or oral reports, submission of minutes of Committee meetings or otherwise, from time to time or whenever it shall be called upon to do so, including a review of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements or the performance and independence of the Company's independent auditor.

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DUTIES AND RESPONSIBILITIES (CONTINUED)
---------------------------------------
      GENERAL (CONTINUED)
      -------------------
      * Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk.

      * Discuss with the Company's General Counsel legal matters that may have had a material impact on the financial statements or the Company's compliance policies.

      * Review and update this Charter annually.

INTERPRETATIONS AND DETERMINATIONS
----------------------------------
The Committee shall have the power and authority to interpret this Charter and make any determinations as to whether any act taken has been taken in compliance with the terms hereof.

LIMITATIONS
-----------
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

As amended April 27, 2005






























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